SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2007

SVI Media, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-117257	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Bldg. H, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 341-0050

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its annual shareholder meeting held August 27, 2007, the Company approved the following amendments to its Articles of Incorporation, effective upon filing with the Secretary of State of Nevada on August 28, 2007, by a vote of a majority of the votes cast:

1. The Articles of Incorporation have been amended to change the Company’s name to SVI Media, Inc.

2. The Articles of Incorporation have been further amended to increase the Company’s authorized number of shares of common stock from 100,000,000 to 200,000,000.

On August 28, 2007, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State to reflect the name change and the increase in authorized common shares.

In connection with the name change to SVI Media, Inc., the Company has requested a new CUSIP number and trading symbol, both of which are pending at this time.

Also at the annual shareholder meeting, the stockholders approved a reverse split of thirty to one in which each shareholder will be issued one common share in exchange for each thirty common shares of their currently issued common stock.

An effective date for the reverse split of September 12, 2007 has been designated in order to provide the NASD ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. All shareholders of this date will receive one share of our common stock for each thirty shares owned. These share certificates will be issued upon surrender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Media, Inc.

/s/ Lew Jaffe
Lew Jaffe
President and CEO